Exhibit 10.19

To: Joel Girsky (Chairman of the Board)

1.	Position is Chief Executive Officer, reporting to the board of directors.
2.	Base salary $325,000.
3.	Target bonus of 100% of base salary, specific goals and objections to be set by the board of directors.
4.	Annual Compensation review and adjustment as appropriate for the industry and the peer group (including equity).
5.	Initial grant of SARS of 55,000
6.	Same benefits as other officers (OMR, car and related expenses, corporate AMEX card for business entertainment and related expenses.
7.	Additional life insurance not to exceed $10,000 annually.
8.	Tax planning not to exceed $10,000 Annually
9.	One time reimbursement of legal expenses to review employment contract.
10.	Employment contract terms (in addition to usual clauses; e.g. non-solicit and non-compete)
a.	Annual with evergreen provision, decision to terminate treated as termination for other than cause.
b.	Change of control or authority triggers one year salary and target bonus payout.
c.	Any termination for other than cause triggers b.
d.	Accelerated vesting of all outstanding equity grants for any termination other than cause

X /s/ Stanton Sloane              4/30/2018

Stanton Sloane                        Date

X /s/ Joel Girsky                   4/30/2018

Joel Girsky                             Date